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                                                                    EXHIBIT 99.1

                           NEWGEN RESULTS CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON ______________, 2000

     The undersigned hereby appoints [Gerald L. Benowitz and Samuel Simkin], and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Newgen Results Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Newgen Results Corporation to be held in _____________________________, ______________ on _______________,
_________________ at _______ _.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free [______] and follow the instructions. Have your control number and the proxy card available when you call.


TO VOTE BY INTERNET

Please access the web page at [___________] and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS _____________________

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     Please Detach and Mail in the Envelope Provided.


[X]  Please mark your vote as in this example.


The Board of Directors recommends a vote "FOR":

1. The proposal to adopt the agreement and plan of merger dated as of August 21, 2000, by and among Newgen Results Corporation, a Delaware corporation, TeleTech Holdings, Inc., a Delaware corporation and NG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary TeleTech Holdings, Inc., pursuant to which NG Acquisition Corp. will be merged with and into Newgen Results Corporation.

[ ]  FOR                   [ ]  AGAINST               [ ]  ABSTAIN


THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF THE PROXY IS SIGNED AND RETURNED AND NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES FOR ANY OTHER MATTERS PROPERLY PRESENTED AT THE MEETING.

Dated
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                                                    Signature(s)

                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.